UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2005

WMS INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8300	36-2814522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Northpoint Blvd., Waukegan, Illinois	60085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 785-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Deferred Stock Unit Awards

On June 16, 2005, the Board of Directors of WMS Industries Inc. (the “Company”) approved deferred stock unit awards under the WMS Industries Inc. 2005 Incentive Plan (the “2005 Incentive Plan”) to the non-management members of our Board of Directors. Messrs. Louis J. Nicastro, Norman J. Menell, Harold H. Bach, Jr., William C. Bartholomay, Neil D. Nicastro, Harvey Reich, Ira S. Sheinfeld and William J. Vareschi, Jr. were each granted 3,319 deferred stock units. The awards are fully vested. The deferred stock unit awards represent the promise of the Company to issue a number of shares of common stock to each non-management director when such director ceases to be a member of the Company’s Board of Directors. The Company will pay to holders of deferred stock units an amount in cash equal to dividends paid by the Company on a share of its common stock, if any, for each such unit; however such holders do not have the rights of a stockholder including voting rights. The deferred stock units are evidenced by a deferred stock unit agreement and subject to and conditioned upon all of the terms and conditions of the 2005 Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMS Industries Inc.

Date: June 20, 2005	By:	/s/ Kathleen J. McJohn
Name: Kathleen J. McJohn
Title: Vice President, General Counsel and Secretary